UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported: October 18, 2022

TARGET GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	000-55066	46-3621499
State or other jurisdiction incorporation	Commission File Number	IRS Employer Identification No.

20 Hempstead Drive, Hamilton, Ontario, Canada
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 1+905-541-3833

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

For an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Emerging Growth Company ☐

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading symbol	Name of each exchanges on which registered

N/A	N/A	N/A

Section 2-	Financial Information

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On December 26, 2019, the Company filed a report on Form 8-K disclosing the entry into a financing agreement dated December 20, 2019 (“Original Loan”) with a private individual (“Lender”) who is the brother of the Company’s Chief Executive Officer, Anthony Zarcone. The Original Loan was subsequently amended on four (4) previous occasions as disclosed in reports filed on Form 8-K on March 17, 2020, April 24, 2020, May 14, 2020 and February 18, 2022, respectively.

Effective October 18, 2022, the Company and Lender entered into a Sixth Amending Agreement pursuant to which the Lender advanced the Company an additional CND$250,000.00 (“Advance”) under Original Loan.. The maturity date of the Original Loan is extended to June 1, 2023. The Original Loan and the Advance carries interest at the rate of 3.0146% per month (43.26% per annum). The Advance is subject to a Lender’s fee of CND$25,000.00 which was deducted from the Advance. The remaining terms and conditions of the Original Loan remain in full force and effect.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TARGET GROUP INC.

Dated: October 21, 2022	By:	/s/ Anthony Zarcone
Chief Executive Officer